UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2017

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California	91764
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of a New Director

On June 22, 2017, CVB Financial Corp. (the “Company”) announced the appointment of Rodrigo Guerra, Jr. as a Board Member as of July 1, 2017. Mr. Guerra was also named a Director of Citizens Business Bank (the “Bank”), the wholly-owned banking subsidiary of the Company. Mr. Guerra will serve on the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee of the Company. In addition, Mr. Guerra will serve on the Balance Sheet Management Committee, the Trust Services Committee, and the Risk Management Committee of the Bank.

Mr. Guerra will be paid a $60,000 annual directors’ fee. Mr. Guerra will also receive a grant of 3,000 shares of restricted stock to vest on the first anniversary of the date of grant. There are no material transactions or agreements between Mr. Guerra and the Company.

The press release announcing Mr. Guerra’s appointment is attached as Exhibit No. 99.1 to this 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 22, 2017, announcing the appointment of Rodrigo Guerra, Jr. as a director of CVB Financial Corp. and Citizens Business Bank as of July 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP. (Registrant)

Date: June 23, 2017	By:	/s/ E. Allen Nicholson
E. Allen Nicholson
Executive Vice President and Chief Financial Officer

Exhibit Index

99.1	Press Release dated June 22, 2017, announcing the appointment of Rodrigo Guerra, Jr. as a director of CVB Financial Corp. and Citizens Business Bank as of July 1, 2017.